NINTH AMENDMENT TO CREDIT AGREEMENT

         THIS NINTH AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is made as of May 3, 1999, by and between WHITEFORD FOODS VENTURE, L. P., a Texas limited partnership (the "Borrower"), and PNC BANK, NATIONAL ASSOCIATION, a national banking association, successor by merger to PNC Bank, Ohio, National Association, as Agent (the "Agent"), for the Lenders under the below-defined Credit Agreement, THE FIFTH THIRD BANK OF WESTERN OHIO, an Ohio state banking corporation, and PNC BANK, NATIONAL ASSOCIATION, successor by merger to PNC Bank, Ohio, National Association, (each individually a "Lender" and collectively, the "Lenders").

                                   WITNESSETH:

         WHERAS, the Borrower, the Agent and the Lenders entered into a Credit Agreement dated June 13, 1994, which was subsequently amended by an Amendment to Credit Agreement dated March 31, 1995, a Second Amendment to Credit Agreement dated April 20, 1995, a Third Amendment to Credit Agreement dated July 11,1995, a Fourth Amendment to Credit Agreement dated November 7, 1995, a Fifth Amendment and Waiver Agreement dated May 9, 1996, a Sixth Amendment to Credit Agreement dated as of June 30, 1997, a Seventh Amendment and Waiver Agreement dated as of March 26, 1998 and an Eighth Amendment to Credit Agreement dated July 1, 1998 (collectively, the "Credit Agreement")which evidences the Borrower's obligations for one or more loans or other extensions of credit (the "Obligations"); and

           WHEREAS, the Borrower, the Agent and the Lenders desire to amend the Credit Agreement as provided for below;

           NOW, THEREFORE, in consideration of the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

           1.     Amendments.  The Credit Agreement is amended as follows:
                  ----------

                  1.1 Section 2.1(a) is amended to delete "(Three Million Dollars ($3,000,000.00)" from the fourth line thereof and insert "Three Million Five Hundred Thousand Dollars ($3,500,000.00)" in its place, and to delete "$3,000,000.00" from the ninth line thereof and insert "3,500,000.00 " in its place.

                  1.2 Section 2.8 is amended to delete "$l,000,000.00" from the fifth line thereof and insert "$1,250,000.00" in its place.

                  1.3 The following representation and warranty is added to the Credit Agreement as Section 3.17 thereof:

           "3.17. The Borrower has reviewed the areas within its business and operations which could be adversely affected by, and has developed or is developing a program to address on a timely basis the risk that certain computer applications used by the Borrower may be unable to recognize and perform properly date-sensitive functions involving dates prior to and after December 31, 1999 (the "Year 2000 Problem").

           The Year 2000 Problem will not result, and is not reasonably expected to result, in any material adverse effect on the business, properties, assets, financial condition, results of operations or prospects of the Borrower, or the ability of the Borrower to duly and punctually pay or Perform its obligations under this Agreement."

           2. Any and all references to the Credit Agreement in any other Loan Documents shall be deemed to refer to such Credit Agreement as amended hereby. Any initially capitalized terms used in this Amendment without definition shall have the meanings assigned to those terms in the Credit Agreement.

            3. This Amendment is deemed incorporated into each of the Loan Documents. To the extent that any term or provision of this Amendment is or may be deemed expressly inconsistent with any term or provision in any Loan Document, the terms and provisions hereof shall control.

           4. The Borrower hereby represents and warrants that (a) all of its representations and warranties in the Loan Documents are true and correct, (b) no default or Event of Default exists under any Loan Document, and (c) this Amendment has been duly authorized, executed and delivered and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms.

           5. The Borrower hereby confirms that any collateral for the Obligations, including but not limited to liens, security interests, mortgages, and pledges granted by the Borrower or third patties (if applicable), shall continue unimpaired and in full force and effect.

           6. This Amendment will be binding upon and inure to the benefit of the Borrower, the agent and the Lenders and their respective successors and assigns.

            7. Except as amended hereby, the terms and provisions of the Loan Documents remain unchanged and in full force and effect. Except as expressly provided herein, this Amendment shall not constitute an amendment, waiver, consent or release with respect to any provision of any Loan Document, a waiver of any default or Event of Default thereunder, or a waiver or release of any of the Agent's or the Lenders' rights and remedies (all of which are hereby reserved). The Borrower expressly ratifies and confirms the confession of judgment and waiver of jury trial provisions.

   Executed as of the date first written above.

                                     WHITEFORD FOODS VENTURE, L. P.,
                                     a Texas limited partnership

                                     By:    G/W FOODS, INC., general partner,
                                            a Texas corporation


                                            By: /s/ Albert D. Greenaway
                                                -------------------------
                                            Print Name: Albert D. Greenaway
                                            Title: President

                                     PNC BANK, NATIONAL ASSOCIATION, as Agent a national banking association


                                     By: /s/ Timothy E. Reilly
                                         ------------------------
                                     Print Name: Timothy E. Reilly
                                     Title: Vice President



                                     THE  FIFTH   THIRD   BANK  OF
                                     WESTERN  OHIO an  Ohio  state
                                     banking  corporation,   as  a
                                     Lender


                                     By: /s/ K. Douglas Compton
                                     Print Name: K. Douglas Compton
                                     Title: Vice President



                                     PNC BANK, NATIONAL ASSOCIATION, as Agent a national banking association, as a Lender


                                     By: /s/ Timothy E. Reilly
                                         ------------------------
                                     Print Name: Timothy E. Reilly
                                     Title: Vice President



STATE OF            Ohio       )
         ----------------------
                               ) SS:
COUNTY OF           Darke      )
         ----------------------

     The foregoing instrument was acknowledged before me this 23rd day of June, 1999 by Albert D. Greenaway of G/W Foods, Inc. a Texas corporation, on behalf of the corporation as general partner of Whiteford Venture, L.P., a Texas limited partnership.


                               /s/ Sharon K. Henry
                               -------------------
                                  Notary Public
May 10, 1999

                          CERTIFICATE OF THE SECRETARY
                          ----------------------------
                                       OF
                                       --
                                 G/W FOODS, INC.
                                 ---------------

        The undersigned, Secretary of G/W FOODS, INC., a Texas corporation (the "Corporation"), hereby certifies to PNC BANK, NATIONAL ASSOCIATION, a national banking association, successor by merger to PNC Bank, Ohio, National Association ("the Bank"), as follows:

     1. The following Resolution was duly adopted and is a binding resolution of the corporation:

                  RESOLVED, that the Corporation, as General Partner of WHITEFORD FOODS VENTURE, L. P., a Texas limited partnership (the "Partnership"), amend the Revolving Note by and between the Partnership and the Bank dated June 13, 1994, in the original principal amount of One Million One Hundred Thousand Dollars ($1,100,000.00), as subsequently amended by an Amendment to Revolving Note dated March 31, 1995, a Second Amendment to Revolving Note dated July 1, 1995 and a Third Amendment to Revolving Note dated July 1, 1998 (collectively, the "Note"), to increase the amount available to the Partnership under the Note to $1,925,000.00; and

                  FURTHER RESOLVED, that the Corporation, as General Partner of the Partnership, amend the Credit Agreement by and between the Partnership, the Bank and The Fifth Third Bank of Western Ohio, dated June 13, 1994, as amended, to increase the credit facility available thereunder;

                  FURTHER RESOLVED, that the President, any Vice President or the Treasurer be, and they hereby are, authorized to execute, on behalf of the Corporation as General Partner of Partnership, any and all documents to effectuate and secure such amendment including, without limitation, a Ninth Amendment to Loan Agreement, a Fourth Amendment to Revolving Note, and other necessary or appropriate documents in connection herewith.

     2. The following is a compete and accurate list of the Officers of the Corporation as of June 24, 1999.

         President                          Albert D. Greenaway
                                            -------------------
         Vice President
                                            -------------------
         Secretary                          Beverly F. Shillito
                                            -------------------
         Assistant Secretary
                                            -------------------
         Chief Executive Officer            Kevin T. Gannon
                                            -------------------


                             /s/ Beverly F. Shillito
                             -----------------------
                                 Secretary
                                 Beverly F. Shillito

May 10, 1999


                          CERTIFICATE OF THE SECRETARY
                          ----------------------------
                                       OF
                                       --
                                 G/W FOODS, INC.
                                 ---------------

         The undersigned, Secretary of G/W FOODS, INC., a Texas corporation (the "Corporation"), hereby certifies to THE FIFTH THIRD BANK OF WESTERN OHIO, an Ohio state banking corporation (" the Bank"), as follows:

     1. The following Resolution was duly adopted and is a binding resolution of the Corporation:

                  RESOLVED, that the Corporation, as General Partner of WHITEFORD FOODS VENTURE, L.P, a Texas limited partnership (the "Partnership"), amend the Revolving Note by and between the Partnership and the Bank dated June 13, 1994, in the original principal amount of Nine Hundred Thousand Dollars ($1,100,000.00), as subsequently amended by an Amendment to Revolving Note dated March 31, 1995, Second Amendment to Revolving Note dated July 1, 1995 and a Third Amendment to Revolving Note dated July 1, 1998 (collectively, the "Note"), to increase the amount available to the Partnership under the Note to $1,575,000.00; and

                  FURTHUR RESOLVED, that the Corporation, as General Partner of the Partnership, amend the credit Agreement by and between the Partnership, PNC Bank, National Association, and the Bank dated June 13, 1994, as amended, to increase the credit available thereunder;


                  FURTHER RESOLVED, that the President, any Vice President or the Treasurer be, and they hereby are authorized to execute, on behalf of the Corporation as General Partner of Partnership, any and all documents to effectuate and secure such amendment including, without limitation, a Ninth Amendment to Loan Agreement, a Fourth Amendment to Revolving Note, and other necessary or appropriate documents in connection herewith.

     2. The following is a compete and accurate list of the Officers of the Corporation as of June 24, 1999.

         President                          Albert D. Greenaway
                                            -------------------
         Vice President
                                            -------------------
         Secretary                          Beverly F. Shillito
                                            -------------------
         Assistant Secretary
                                            -------------------
         Chief Executive Officer            Kevin T. Gannon
                                            -------------------


                             /s/ Beverly F. Shillito
                             -----------------------
                                 Secretary
                                 Beverly F. Shillito


May 10, 1999

                                 G/W FOODS, INC.

                              DIRECTORS' ACTION BY
                      UNANIMOUS CONSENT IN LIEU OF MEETING
                      ------------------------------------

         Pursuant to Article 9.106B of the Texas Business Corporation Act, the undersigned, being all of the Directors of G/W Foods, Inc., a Texas corporation (the "Corporation"), do hereby vote for, consent to, adopt and authorize the following resolutions with respect to PNC Bank, National Association (the "Bank"):

                  RESOLVED, that the Corporation, as General Partner of WHITEFORD FOODS VENTURE, L. P., a Texas limited partnership (the "Partnership"), amend the Revolving Note by and between the Partnership and the Bank dated June 13, 1994, in the original principal amount of One Million One Hundred Thousand Dollars ($1,100,000.00), as subsequently amended by an Amendment to Revolving Note dated March 31, 1995, a Second Amendment to Revolving Note dated July 1, 1995 and a Third Amendment to Revolving Note dated July 1, 1998 (collectively, the "Note"), to increase the amount available to the Partnership under the Note to $1,925,000.00;

                  FURTHER RESOLVED, that the Corporation, as General Partner of the Partnership, amend the Credit Agreement by and between the Partnership, the Bank and The Fifth Third Bank of Western Ohio, dated June 13, 1994, as amended, to increase the credit facility available thereunder; and

                FURTHER RESOLVED, that the President, any Vice President or the Treasurer be, and they hereby are, authorized to execute, on behalf of the Corporation as General Partner of Partnership, any and all documents to effectuate and secure such amendment including, without limitation, a Ninth Amendment to Loan Agreement, a Fourth Amendment to Revolving Note, and other necessary or appropriate documents in connection therewith.


         IN WITNESS WHEREOF, the undersigned have executed this instrument as of the 24th day of June, 1999.



                                            --------------------------------
                                            Kevin Gannon


                                            /s/ Albert D. Greenaway
                                            -----------------------
                                            Albert D. Greenaway

                                 G/W FOODS, INC.

                              DIRECTORS' ACTION BY
                      UNANIMOUS CONSENT IN LIEU OF MEETING
                      ------------------------------------

         Pursuant to Article 9.1OB of the Texas Business Corporation Act, the Undersigned, being all of the Directors of G/W Foods, Inc., a Texas corporation (the "Corporation"), do hereby vote for, consent to, adopt and authorize the following resolutions with respect to The Fifth Third Bank of Western Ohio (the "Bank"):

                  RESOLVED, that the Corporation, as General Partner of WHITEFORD FOODS VENTURE, L. P., a Texas limited partnership (the "Partnership"), amend the Revolving Note by and between the Partnership and the Bank dated June 13, 1994, in the original principal amount of Nine Hundred Thousand ($l,100,000.00), as subsequently amended by an Amendment to Revolving Note dated March 31, 1995, a Second Amendment to Revolving Note dated July 1, 1995 and a Third Amendment to Revolving Note dated July 1, 1999 (collectively, the "Note"), to increase the amount available to the Partnership under the Note to $1,575,000.00;

                  FURTHER RESOLVED, that the Corporation, as General Partner of the Partnership, amend the Credit Agreement by and between the Partnership, PNC Bank, National Association, and the Bank dated June 13, 1994, as amended, to increase the credit facility available thereunder; and

                  FURTHER RESOLVED, that the President, any Vice President or the Treasurer be, and they hereby are, authorized to execute, on behalf of the Corporation as General Partner of Partnership, any and all documents to effectuate and secure such amendment including, without limitation, a Ninth Amendment to Loan Agreement, a Fourth Amendment to Revolving Note, and other necessary or appropriate documents in connection therewith.


IN WITNESS WHEREOF, the undersigned have executed this instrument as of the 24th day of June, 1999.





                                            ------------------------
                                            Kevin Gannon


                                            /s/ Albert D. Greenaway
                                            -----------------------
                                            Albert D. Greenaway